Exhibit 99.5
LNB BANCORP INC.
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of August 4, 2010
Supplemental to Indenture dated as of May 9, 2007
providing for the issuance of
Junior Subordinated Debt Securities

     FIRST SUPPLEMENTAL INDENTURE, dated as of August 4, 2010 (the “First Supplemental Indenture”), between LNB Bancorp, Inc., an Ohio corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture dated as of May 9, 2007 (as supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto under the Indenture.
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee may enter into one or more supplemental indentures without the consent of the Securityholders;
     WHEREAS, the Company desires to enter into this First Supplemental Indenture pursuant to Section 9.01(c) of the Indenture, to supplement and amend certain provisions of the Indenture as provided herein (collectively, the “Amendments”);
     WHEREAS, adoption of the Amendments contained herein (i) does not require the consent of any of the Securityholders and (ii) does not adversely affect the rights of the Securityholders in any material respect;
     WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture, subject to the terms and conditions described herein; and
     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid and legally binding instrument in accordance with its terms, and the terms of the Indenture have been duly satisfied and authorized in all respects.
     NOW, THEREFORE, the Company covenants and agrees with the Trustee as follows:
ARTICLE I
Amendments to Text of Indenture
     1. Section 1.01 of the Indenture shall be amended to add the following new definition:
     “Exchange” has the meaning set forth in the Declaration.
     2. Section 2.09 of the Indenture shall be amended by deleting the section in its entirety and replacing it with the following:
     Section 2.09 Cancellation of Debt Securities Paid, etc.
All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Debt Securities cancelled by the Authenticating Agent shall be delivered to the Trustee. The Trustee shall destroy all cancelled Debt Securities unless the Company otherwise directs the Trustee in writing, in which case the Trustee shall dispose of such Debt Securities as directed by the Company. The Company may at any time surrender to the Trustee for cancellation any Debt Securities which the Company may have acquired in any manner whatsoever, including, without limitation, Debt Securities acquired by the Company upon an Exchange pursuant to the Declaration, and all Debt Securities so surrendered shall be promptly cancelled by the Trustee. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are surrendered to the Trustee for cancellation.
ARTICLE II
Miscellaneous
     1. The Amendments in this First Supplemental Indenture shall be effective as to, and binding upon the Securityholders of, all Debt Securities Outstanding as of the date hereof, as well as any and all Debt Securities hereafter issued.
     2. Notwithstanding anything to the contrary contained in any Debt Securities on the date hereof, in the event of any conflict between the terms of such Debt Securities and the Amendments in this First Supplemental Indenture, the Amendments in this First Supplemental Indenture shall control.
     3. Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall take effect on the date hereof.
     4. Should any provision of this First Supplemental Indenture for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this First Supplemental Indenture, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.
     5. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

LNB BANCORP, INC.
By:	/s/ Daniel E. Klimas
	Name:	Daniel E. Klimas
	Title:	President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Scott A. Huff
	Name:	Scott A. Huff
	Title:	Vice President